Execution Copy

Exhibit 10.2

FIRST AMENDMENT TO
CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of the 30th day of September, 2004, among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP. (“Fortis”), a Connecticut corporation, as a Bank, an Issuing Bank and as Administrative Agent, Documentation Agent and Collateral Agent for the Banks, BNP PARIBAS (“BNP Paribas”), a bank organized under the laws of France, as an Issuing Bank and a Bank, U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as a Bank and SOCIETE GENERALE, a bank organized under the laws of France, as a Bank (“SocGen”) (collectively, the “Banks”).

        WHEREAS, Borrower and the Banks entered into an Amended and Restated Credit Agreement dated as of May 14, 2004 (the “Credit Agreement”); and

        WHEREAS, the Borrower has requested that the Banks extend the Expiration Date and the Maturity Date set forth in the Credit Agreement and the Banks are willing to do so subject to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2.     Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Definitions.

(i) Clause (a) in the definition of “Expiration Date” is amended to read as follows:

“(a) September 30, 2005.”

(ii) The definition of “Maturity Date” is amended to read as follows:

“‘Maturity Date’ means September 29, 2006.”

3.

Effectiveness of Amendment. This Amendment shall be effective upon (a) receipt by the Agent of an executed copy of this Amendment, (b) receipt by the Agent of a certified copy of a resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, and (c) receipt by the Banks of all fees due from the Borrower.

4.	Ratifications, Representations and Warranties.

(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and the Banks agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

(b) To induce the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that the Borrower is fully authorized to enter into this Amendment. THE BORROWER ACKNOWLEDGES THAT THE CREDIT AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY DISCRETIONARY ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY REVOLVING LOAN OR TO ISSUE ANY LETTER OF CREDIT. THE BORROWER REPRESENTS AND WARRANTS TO THE BANKS THAT THE BORROWER IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

5.

Benefits. This Amendment shall be binding upon and inure to the benefit of the Banks and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

6.	Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.

Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

8.

Entire Agreement. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

9.     Reference to Credit Agreement. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement or in any such agreements, documents or instruments to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

10.     Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC., a South Dakota corporation

By: /s/Thomas M. Ohlmacher Thomas M. Ohlmacher President and Chief Operating Officer

350 Indiana Street, Suite 400 Golden, Colorado 80401 Attention: Thomas M. Ohlmacher Telephone: (303) 568-3261 Facsimile: (303) 568-3250

FORTIS CAPITAL CORP., as Agent

By:____________________________ Name:__________________________ Title:___________________________

By:____________________________ Name:__________________________ Title:___________________________

15455 North Dallas Parkway Suite 1400 Addison, TX 75001 Attention: Irene C. Rummel Telephone: (214) 953-9313 Facsimile: (214) 969-9332

FORTIS CAPITAL CORP., as Agent

By:____________________________ Name:__________________________ Title:___________________________

By:____________________________ Name:__________________________ Title:___________________________

15455 North Dallas Parkway Suite 1400 Addison, TX 75001 Attention: Irene C. Rummel Telephone: (214) 953-9313 Facsimile: (214) 969-9332

BNP PARIBAS, as an Issuing Bank and a Bank

By:____________________________ Name:__________________________ Title:___________________________

By:____________________________ Name:__________________________ Title:___________________________

787 Seventh Avenue New York, NY 10019 Attention: Keith Cox Phone: (212) 841-2575 Fax: (212) 841-2536

U.S.BANK NATIONAL ASSOCIATION, as a Bank

By:____________________________ Name:__________________________ Title:___________________________

918 17th Street DNCOBB3E Denver, CO 80202 Attn: Monte Deckerd Phone: (303) 585-4212 Fax: (303) 585-4362

SOCIETE GENERALE, as a Bank

By:____________________________ Name:__________________________ Title:___________________________

1221 Avenue of the Americas New York, NY 10020 Attn: Barbara Paulsen Phone: (212) 278-6496 Fax: (212) 278-7953

5